EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of IBERIABANK Corporation on Form S-8 (File No. 333-28859, 333-79811, 333-81315 and 333-41970) of our report dated February 7, 2001, on our audits of the consolidated financial statements of IBERIABANK Corporation as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/Castaing, Hussey & Lolan, LLC


New Iberia, Louisiana
March 28, 2001